UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2024

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39290	94-3171943
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2600 Kelly Road, Suite 100, Warrington, Pennsylvania	18976
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 488-9300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	WINT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Warrants

On July 26, 2024, Windtree Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the buyer named therein (the “Buyer”). Pursuant to the Purchase Agreement, the Company agreed to the private placement (the “Private Placement”) of (i) 1,250 shares (the “Preferred Shares”) of the Company’s Series C Convertible Preferred Stock, $0.001 par value, (the “Series C Preferred Stock”), and (ii) warrants (the “Warrants”) to acquire up to the aggregate number of 267,380 additional shares of the Company’s common stock, $0.001 par value per share, (the “Common Stock”) for aggregate gross proceeds of approximately $1.0 million.

The Company intends to use the gross proceeds from the Private Placement for working capital and general corporate purposes. The Company expects the Private Placement to close on July 29, 2024, subject to customary closing conditions.

The Company agreed to seek stockholder approval for the issuance of all of the shares of Common Stock issuable upon conversion of the Preferred Shares and exercise of the Warrants in accordance with the rules and regulations of the Nasdaq Stock Market.

The Company additionally agreed that, subject to certain exceptions, without the consent of the holders holding at least a majority of the Registrable Securities (as defined below), for the period commencing on July 26, 2024 and ending on the date immediately following the 90th trading day after the Applicable Date (as defined in the Purchase Agreement) (the “Restricted Period”), neither the Company nor any of its Subsidiaries shall directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the Securities Act of 1933, as amended), any Convertible Securities (as defined in the Purchase Agreement), any debt, any preferred stock or any purchase rights) (any such issuance, offer, sale, grant, disposition or announcement (whether occurring during the Restricted Period or at any time thereafter) is referred to as a “Subsequent Placement”).

Subject to the limitations described in the Purchase Agreement, for so long as the Preferred Shares are outstanding, the Company will be prohibited from effecting or entering into an agreement to effect any Subsequent Placement involving a Variable Rate Transaction (as defined in the Purchase Agreement) (other than a Permitted Equity Line (as defined in the Purchase Agreement)). Additionally, the Purchase Agreement contains a participation right, which provides that, subject to certain exceptions, at any time on or prior to the fourth anniversary of the Closing Date, neither the Company nor any of its Subsidiaries shall, directly or indirectly, effect any Subsequent Placement unless the Company complies with the notice procedures as outlined in the Purchase Agreement with respect to the Buyer, providing the opportunity for such Buyer to participate in such Subsequent Placement on a pro rata basis as described in the Purchase Agreement.

The rights and preferences of the Series C Preferred Stock, including the terms pursuant to which they are convertible into common stock of the Company, are summarized in Item 5.03 of the Current Report on Form 8-K filed by the Company on July 22, 2024. Such description is qualified in its entirety by reference to the Certificate of Designations, which was filed as Exhibit 3.1 to such report. The Warrants will have an exercise price of $4.11 per share, subject to customary adjustments, will become exercisable on the six month and one day anniversary of the issuance date (the “Initial Exercisability Date”), and expire on the fifth (5th) anniversary of the Initial Exercisability Date. The following outlines additional principal terms of the Warrants.

Anti-Dilutive Provisions. The exercise price and share number of the Warrants is subject to proportional adjustment upon the occurrence of specified events and subject to price-based adjustment in the event of any stock split, stock dividend, stock combination, recapitalization or other similar transactions, as described in further detail in the Warrants.

Cashless Exercise. If at the time of exercise of the Warrants, there is no effective registration statement registering the shares of the Common Stock underlying the Warrants, such Warrants may be exercised on a cashless basis pursuant to their terms.

Limitation on Beneficial Ownership. No exercise shall be effected to the extent it would cause a holder to beneficially own in excess of 4.99%, or, at the option of such holder, 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exercise.

Registration Rights Agreement.

In connection with the Purchase Agreement, the Company intends to enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Buyer. Pursuant to the Registration Rights Agreement, the Company agrees to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering the resale of all the (i) shares of Common Stock underlying the Preferred Shares (the “Preferred Conversion Shares”), and (ii) shares of Common Stock issuable upon the exercise of the Warrants (the “Warrant Shares,” and together with the Preferred Conversion Shares, the “Registrable Securities”), on or before the 30th calendar day following the Closing Date (as defined in the Purchase Agreement) and to cause such registration statement to be declared effective by the SEC on or before the 60th calendar day following the Closing Date, subject to limited exceptions described therein. The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The Company also agrees, among other things, to indemnify the Buyer, its directors, officers, shareholders, members, partners, employees, agents, advisors, representatives under the registration statement from certain liabilities and to pay all reasonable expenses, other than underwriting discounts and commissions, incident to the Company’s obligations under the Registration Rights Agreement.

The foregoing is only a summary of the material terms of the Warrants, Purchase Agreement and the Registration Rights Agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the Warrants, the Purchase Agreement, and the Registration Rights Agreement is qualified in its entirety by reference to such agreements, which are filed as Exhibits 4.1, 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale, of the Warrants and/or the Series C Preferred Stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

The Private Placement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 as amended as a transaction by an issuer not involving a public offering. The Buyer has acquired the securities not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Document

4.1	Form of Warrant

10.1*	Form of Securities Purchase Agreement

10.2*	Form of Registration Rights Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The Company may, in some cases, use terms such as “predicts,” “believes,” “potential,” “proposed,” “continue,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Examples of forward-looking statements in this Current Report on Form 8-K include statements, but are not limited to, statements regarding the expected gross proceeds of the Private Placeholder and the timing of the closing of the Private Placement. Such statements are based on information available to the Company as of the date of this Current Report on Form 8-K and are subject to numerous important factors, risks and uncertainties that may cause actual events or results to differ materially from the Company’s current expectations. Such risks and uncertainties are described in the Company’s periodic reports, including its annual report on Form 10-K and subsequent quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission and available at www.sec.gov. Any forward-looking statements that the Company makes in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K. The Company assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise, after the date of this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 29, 2024	Windtree Therapeutics, Inc.

	By:	/s/ Craig E. Fraser
	Name:	Craig E. Fraser
	Title:	President and Chief Executive Officer